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                           ADOBE SYSTEMS INCORPORATED
                                   EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

    To the Board of Directors and Stockholders of Adobe Systems Incorporated:

    We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No.
33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502,
No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No.
33-63851, No. 333-28195, No. 333-28203, No. 333-28207 and No. 333-57589) on FORM
S-8 of Adobe Systems Incorporated of our report dated December 14, 1998, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 27, 1998 and November 28, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 27, 1998, and related schedule, appearing on page 40 of this FORM 10-K.

                                          KPMG LLP

Mountain View, California
February 16, 1999